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                                                                   EXHIBIT 10.31

                    SEPARATION AGREEMENT AND GENERAL RELEASE

I.       PARTIES

         This Separation Agreement and General Release (the "Separation Agreement" or the "Agreement") is entered into between the following parties (the "Parties"):

         A.       Terry Beard ("Beard") individually;

         B.       Digital Theater Systems, Inc. ("DTS" or the "Company"); and

         C.       Nuoptix, Inc. ("Nuoptix").

II.      RECITALS

         This Separation Agreement is made with reference to the following facts:

         A. As of the Effective Date, Beard and DTS mutually agree that Beard shall resign as Chairman of the Board of Directors of DTS, but shall continue as a Director of DTS.

         B. Certain disputes have arisen between Beard, on the one hand, and DTS, on the other hand, regarding, among other things, the circumstances under which Beard was employed and the Employment Agreement between Beard and DTS, dated October 24, 1997 ("Employment Agreement"). The Parties' opposing views on these and related issues that are in dispute are referred to as the "Dispute."

         C. Beard and DTS each acknowledge that the Dispute consists of disputed claims and that the Parties have disagreements as to both the facts and the law relating to the Dispute. The Parties further acknowledge that this Separation Agreement does not constitute an admission by the Parties as to the merits of any claim that any Party may have, may have had or may come to have. Each of the Parties has concluded, however, that litigation of this matter through arbitration, trial or otherwise would be expensive and protracted and that it would be much more desirable that the Dispute be settled fully and finally in the manner and upon the terms and conditions set forth within this Separation Agreement, solely to avoid the expense of litigation or other dispute resolution.

         D. This Separation Agreement is intended to settle fully and finally the Dispute and any other matters that in any way are related to or arise out of Beard's employment with DTS, the termination of that employment, or any written, oral or implied contract of any kind whatsoever concerning that employment in any way. The Parties acknowledge and agree that, after the Parties have executed the Separation Agreement, neither party shall have any further obligations or duties of any kind whatsoever to the other as a result of Beard's previous employment with DTS, except as provided herein.

         E. Nuoptix, Inc. is wholly owned by Beard. This Separation Agreement is also intended to conclude the relationship between Nuoptix, and DTS, and DTS agrees that as of the Effective Date Nuoptix shall have no obligations to perform services or provide goods to DTS except as expressly provided in Article VII, below.

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         F.       As a founder of DTS, Beard has certain rights exercisable with his son Patrick under the Stockholders Agreement dated as of October 24, 1997, exercisable solely by the two of them, including to (i) designate two (2) members of the DTS Board of Directors (Beard is serving as one of the two Directors so designated) and (ii) to veto any amendment to, or agreement to terminate the Stockholders Agreement. These rights are confirmed by a Second Amendment to Stockholders Agreement, the form of which is attached hereto and incorporated herein by this reference.

III.     RELEASES

         A.       Beard's Release of DTS.

                  1. In consideration of the terms and provisions of this Separation Agreement and in consideration of DTS' payments to Beard and DTS' agreements and acknowledgments as set forth in Article VII, below, Beard, hereby, generally and unconditionally, relieves, releases, remises, acquits and forever discharges DTS and its Related Entities(1), of and from any and all claims, demands, rights, actions, causes of action, suits, contracts, debts, controversies, expenses, liabilities, obligations, damages, losses, expenses (including, without limitation, reasonable attorneys' fees, except as expressly set forth within this Agreement), penalties, costs and allegations of any kind and character whatsoever, whether legal, contractual, statutory administrative or equitable in nature or otherwise, whether known or unknown, suspected or unsuspected, direct or indirect, absolute, fixed or contingent, that Beard now owns, holds, has or claims to have, or owned at any time, held, had or claimed to have had or may come to own, hold, have or claim to have against DTS and its Related Entities arising out of or in connection with the Dispute or Beard's employment with DTS.

                  2. The release set forth above includes, without limitation, all claims, demands, causes of action, facts, transactions, occurrences, circumstances, acts or omissions, or allegations of any kind and character whatsoever asserted by Beard or which could have been asserted by Beard in connection with the Dispute or Beard's employment with DTS, including any and all facts in any manner arising out of, related or pertaining to or connected with those claims or with the terms of or value of any consideration paid to Beard in connection with Beard's employment, or termination of employment from, DTS, or any of its Related Entities,

---------------------------
(1) For purposes of this Settlement Agreement, a Party's "Related Entities" shall be defined as his or its past, present and future partners and partners of those partners, successors, predecessors, assignees, beneficiaries, heirs, legatees, devisees, executors, administrators, legal representatives, children, joint venturers, principals, agents, trustees, attorneys, insurers, officers, directors, employees, shareholders, affiliates and associates; its parent and subsidiary corporations, divisions, affiliated companies and the officers, directors, partnerships, representatives, employees, shareholders and affiliates of each of them; and any other representative of the Party, including, without limitation, in the case of DTS, Troy & Gould Professional Corporation and its officers, directors, shareholders and employees, and in the case of Beard and Nuoptix, Isen and Grant Incorporated and its officers, directors, shareholders and employees.

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including, without limitation, any claims based on, related to or arising from federal, state or local laws (including, but not limited to, the Age Discrimination in Employment Act, the California Labor Code, Title VII of the Civil Rights Act of 1964, as amended, and the Fair Labor Standards Act) that prohibit employment discrimination on the basis of race, national origin, religion, age, gender, marital status, pregnancy, handicap, perceived handicap, ancestry, sexual orientation, family or personal leave or of any other form of discrimination, or from laws such as workers' compensation laws, which provide rights and remedies for injuries sustained in the workplace or from any common law claims of any kind, including, without limitation, contract, tort or property rights including, but not limited to, breach of express or implied contract, breach of the implied covenant of good faith and fair dealing, tortious interference with contract or current or prospective economic advantage, fraud, deceit, breach of privacy, misrepresentation, defamation, wrongful termination, tortious infliction of emotional distress, loss of consortium, breach of fiduciary duty, violation of public policy and any other common law claim of any kind whatsoever, any claims for severance pay, sick leave, family leave, vacation, life insurance, bonuses, health insurance, disability or medical insurance or any other fringe benefit or compensation, and all rights or claims arising under the Employment Retirement Income Security Act of 1974 ("ERISA") or pertaining to ERISA regulated benefits (all collectively defined as "Beard's Released Claims").

         B.       DTS' Release of Beard.

                  1. In consideration of the terms and provisions of this Separation Agreement and in consideration of Beard's agreements and acknowledgments as set forth in Article VII, below, DTS hereby, generally and unconditionally, relieves, releases, remises, acquits and forever discharges Beard and his Related Entities of and from any and all claims, demands, rights, actions, causes of action, suits, contracts, debts, controversies, expenses, liabilities, obligations, damages, losses, expenses (including, without limitation, reasonable attorneys' fees except as expressly set forth within this Agreement), penalties, costs and allegations of any kind and character whatsoever, whether legal, contractual, statutory, administrative or equitable in nature or otherwise, whether known or unknown, suspected or unsuspected, direct or indirect absolute, fixed or contingent, that DTS now owns, holds, has or claims to have, or owned at any time, held, had or claimed to have had or may come to own, hold, have or claim to have against Beard or his Related Entities arising out of or in connection with the Dispute or Beard's employment with DTS and all claims, demands, causes of action, facts, transactions, occurrences, circumstances, acts or omissions, or allegations of any kind and character whatsoever asserted by the Parties or which could have been asserted by the Parties in connection with the Dispute or Beard's employment with DTS.

                  2. The release set forth above includes, without limitation, all claims, demands, causes of action, facts, transactions, occurrences, circumstances, acts or omissions, or allegations of any kind and character whatsoever asserted by DTS or which could have been asserted by DTS in connection with the Dispute or Beard's employment with DTS, including any and all facts in any manner arising out of, related or pertaining to or connected with those claims or with the terms of or value of any consideration paid to Beard in connection with Beard's employment, or termination of employment from DTS, or any of its Related Entities, including but not limited to, breach of the implied covenant of good faith and fair dealing, tortious interference with contract or current or prospective economic advantage, fraud, deceit, breach of

                                       3.

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privacy, misrepresentations, defamation, wrongful termination of public policy, or any other common law claim of any kind whatsoever (all of these claims and Beard's Released Claims defined collectively as the "Released Claims").

         C. DTS' Release of Nuoptix. In consideration of the terms and provisions of this Separation Agreement and in consideration of the agreements of and acknowledgments of Nuoptix as set forth in Article VII, below, DTS hereby, generally and unconditionally, relieves, releases, remises, acquits and forever discharges Nuoptix and its Related Entities of and from any and all claims, demands, rights, actions, causes of action, suits, contracts, debts, controversies, expenses, liabilities, obligations, damages, losses, expenses (including, without limitation, reasonable attorneys' fees except as expressly set forth within this Agreement), penalties, costs and allegations of any kind and character whatsoever, whether legal, contractual, statutory, administrative or equitable in nature or otherwise, whether known or unknown, suspected or unsuspected, direct or indirect, absolute, fixed or contingent, that DTS now owns, holds, has or claims to have, or owned at any time, held, had or claimed to have had or may come to own, hold, have or claim to have against Nuoptix or its Related Entities arising out of or in connection with any written or oral agreement of Nuoptix to provide any goods and/or services to DTS, and/or any goods and/or services, provided by Nuoptix, to DTS to the Effective Date of this Agreement, and all claims, demands, causes of action, facts, transactions, occurrences, circumstances, acts or omissions, or allegations of any kind and character whatsoever asserted by DTS or which could have been asserted by DTS in connection therewith (all of these claims, Beard's Released Claims and DTS Released Claims provided in Paragraph B above, defined collectively as the "Released Claims").

         D. Nuoptix's Release of DTS. In consideration of the terms and provisions of this Separation Agreement and in consideration of the agreements of and acknowledgments of DTS as set forth in Article VII, below, Nuoptix hereby, generally and unconditionally, relieves, releases, remises, acquits and forever discharges DTS and its Related Entities of and from any and all claims, demands, rights, actions, causes of action, suits, contracts, debts, controversies, expenses, liabilities, obligations, damages, losses, expenses (including, without limitation, reasonable attorneys' fees except as expressly set forth within this Agreement), penalties, costs and allegations of any kind and character whatsoever, whether legal, contractual, statutory, administrative or equitable in nature or otherwise, whether known or unknown, suspected or unsuspected, direct or indirect, absolute, fixed or contingent, that Nuoptix now owns, holds, has or claims to have, or owned at any time, held, had or claimed to have had or may come to own, hold, have or claim to have against DTS or its Related Entities arising out of or in connection with any written or oral agreement by DTS to pay for any goods and/or services provided by Nuoptix to DTS to the Effective Date of this Agreement, and all claims, demands, causes of action, facts, transactions, occurrences, circumstances, acts or omissions, or allegations of any kind and character whatsoever asserted by Nuoptix or which could have been asserted by Nuoptix in connection therewith (all of these claims, the DTS Released Claims provided in Paragraph B above, and the DTS Released Claims provided in Paragraph C above, defined collectively as the "Released Claims").

         E. Unknown Claims and Risks Released by the Parties. The Parties, and each of them, hereby knowingly, voluntarily and expressly waive and relinquish any and all rights and benefits that they may have under Section 1542 of the California Civil Code, or under any

                                       4.

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similar provision of law of any state or territory of the United States or any other jurisdiction and under any similar or analogous principle of common law. The Parties, and each of them, expressly understand that Section 1542 of the California Civil Code provides as follows:

                  "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release which, if known by him, must have materially affected his settlement with the debtor."

         The Parties, and each of them, agree and acknowledge that they are familiar with Section 1542 of the California Civil Code. The Parties, and each of them, further agree and acknowledge that their respective waivers of all rights or any similar benefits under that Section and under any similar statutes of any other jurisdiction (to the full extent that the Parties lawfully may waive all such rights and benefits with respect to the subject matter of this Separation Agreement) are essential terms of this Separation Agreement, without which the consideration given pursuant to this Separation Agreement would not have been given by the Parties, and each of them.

         F.       MATTERS NOT INCLUDED AS A RELEASED CLAIM

         The parties agree that the agreements and acknowledgments set forth in
Article VII below are not subject to any of the foregoing releases.

IV.      ASSUMPTION OF RISK REGARDING RELEASED CLAIMS

         A. The Parties acknowledge that there is a risk that, after execution of this Separation Agreement, they may discover, incur or suffer claims that were unknown or unanticipated at the time of this Separation Agreement, including, but not limited to, unknown or unanticipated claims that arise from, are based upon or are related to any facts underlying the Released Claims, which had they been known or more fully understood, may have affected the Parties' decisions to execute the Separation Agreement as it currently is written. Each Party knowingly and expressly assumes the risk of these unknown and unanticipated claims and agrees that this Separation Agreement and the general releases set forth within it apply to all such unknown, unanticipated or potential claims.

         B. Furthermore, it is the intention of the Parties, by entering into this Separation Agreement, to settle and release fully, finally and forever all Released Claims and any and all claims that now exist, or may have at any time existed or shall come to exist in connection with the Dispute or Beard's employment and relationship with DTS. In furtherance of the Parties' intention, the releases given within this Separation Agreement (including, without limitation, the waivers set forth in Article III, paragraph C, above) shall be and remain in effect as full and complete releases and discharges of the Released Claims and of any related matters notwithstanding the discovery by any Party of the existence of any additional or different claims or the facts relative to any such claims.

V.       COVENANT NOT TO SUE

         A. Subject to the excepted matters set forth in Article VI., each Party to this Separation Agreement agrees that he or it will forever refrain and forbear from commencing,

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instituting or prosecuting any lawsuit, action or other proceeding, in law, equity or otherwise, against any other Party or against any Party's Related Entities, in any way arising out of or relating to the Employment Agreement, Dispute and/or the Released Claims.

         B. The Parties acknowledge and agree that monetary damages alone are inadequate to compensate any Party or any Party's Related Entities for injury caused or threatened by a breach of this Covenant Not to Sue and that preliminary and permanent injunctive relief restraining and prohibiting the prosecution of any action or proceeding brought or instituted in violation of this Covenant Not to Sue is a necessary and appropriate remedy in the event of such a breach. Nothing contained in this Article, however, shall be interpreted or construed to prohibit or in any way to limit the right of a non-breaching Party or of any of its Related Entities to obtain, in addition to injunctive relief, an award of monetary damages against any person or entity breaching this Covenant Not to Sue and Separation Agreement.

VI.      EXCEPTED MATTERS

         Notwithstanding the foregoing, any action or proceeding brought for breach of or to interpret or enforce the terms of this Separation Agreement is excepted from the Covenant Not to Sue set forth in Article V.

VII.     ADDITIONAL AGREEMENTS BY THE PARTIES AND ACTS TO BE TAKEN BY THE
         PARTIES

         As additional consideration the Parties agree as follows:

         A. Compensation. DTS will pay Beard all deferred and past due compensation owed ($314,986.26), plus interest of $18,472.45 to February 29, 2000 (total $333,458.71), less usual withholding, concurrently with the execution of this Agreement by Beard and Nuoptix.

         B. Payment to Nuoptix. DTS has paid to Nuoptix all amounts due to Nuoptix for all goods and/or services supplied by Nuoptix to DTS to the Effective Date.

         C. DTS and Nuoptix maintain a theater at the Premises, located at 31336 via Colinas, Suite 103, Westlake Village, California ("Leased Premises") that are accessed through the offices of Nuoptix. Title to all the equipment at the Leased Premises that is not now owned by Nuoptix shall be deemed transferred by DTS to Nuoptix on the Effective Date by this Agreement, except for two film projectors and a DTS 6AD Audio Processor. Nuoptix agrees to cooperate with DTS to enable DTS to use the theater in accordance with past practices until September 30, 2000 (so long as Nuoptix is able to obtain possession through that date of the Leased Premises under a direct lease on terms acceptable to Nuoptix). DTS may remove either or both projectors and the DTS 6AD Audio Process from the theater at any time until September 30, 2000. Thereafter any DTS property remaining at the Leased Premises shall be deemed to have been sold by DTS to Nuoptix, and shall thereafter be the sole property of Nuoptix, in consideration for its execution of this Separation Agreement. Nuoptix shall have no responsibility for loss or damage to the projectors or the 6AD Audio Processor, unless caused by its negligent or intentional act. DTS agrees to cooperate with Nuoptix to enable Nuoptix to enter into a direct lease, as lessee, of the Leased Premises beginning July 1, 2000.

                                       6.

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         D.       DTS acknowledges that Beard has no "Confidential Information"
within the meaning of Paragraph 8 of the Employment Agreement.

         E. DTS acknowledges that Beard has no "invention or other property" as described in Paragraph 11 of the Employment Agreement, that is the property of DTS. The preceding sentence is not applicable to any patented inventions of Beard previously assigned to DTS by an instrument in writing.

         F. DTS and Beard agree that the Indemnification Agreement between them dated as of December 18, 1998, will be effective as if executed on that date, regardless of the actual date of execution, and that both the Indemnification Agreement and the Stockholders Agreement dated as of October 24, 1997, as amended by a First Amendment thereto dated as of October 13, 1999, will continue in fall force and effect.

         G. Issuance of Press Release. DTS and Beard agree to issue the following press release regarding Beard's separation and consultancy with DTS:

         Terry Beard, founder and chairman of DTS, has resigned as Chairman in order to pursue new entrepreneurial opportunities. Mr. Beard remains a major shareholder and Director in the company.

VIII.    REPRESENTATIONS AND WARRANTIES

         A. Independent Legal Advice. Each of the Parties represents, warrants and agrees that he or it has received independent legal advice from his or its attorneys with respect to the advisability of executing this Separation Agreement.

         B. No Other Representation. Each of the Parties represents, warrants and agrees that, in executing this Separation Agreement, he or it has relied solely on the statements expressly set forth within this Agreement. Each of the Parties further represents, warrants and agrees that, in executing this Separation Agreement, he or it has placed no reliance whatsoever on any statement, representation or promise of any other Party, or any other person or entity, that is not expressly set forth within this Agreement, or upon the failure of any other Party, or any other person or entity, to make any statement, representation or disclosure of anything whatsoever. The Parties have included this clause: (1) to preclude any claim that any Party was without the advice of counsel; and (2) to preclude the introduction of parol evidence to vary, interpret, supplement or contradict the terms of this Agreement.

         C. Factual Investigation. Each of the Parties represents, warrants and agrees that he or it has made a sufficient investigation of the facts pertaining to the Dispute and of all matters pertaining to the Dispute or contained in or related to this Agreement as he or it deems necessary or desirable.

         D. Authority. Each of the Parties represents, warrants and agrees that he or it has the full right, power and authority to execute this Separation Agreement and that the person executing this Agreement on his or its behalf has the full right, power and authority to commit and to bind that Party fully to the terms of this Agreement. The Parties expressly covenant and

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warrant to each other and their Related Entities that they have the right, power, and authority to bind each and all of their Related Entities with respect to each and every provision of this Agreement which affects, or purports to affect, any or all of said Related Entities. In the event that any Related Entity makes any assertion that conflicts with the intent of the prior sentence, the Party making the representation shall fully indemnify, hold harmless and defend the affected Party and his or its Related Entities for the consequences of such assertion.

         E. No Assignment. Each of the Parties represents, warrants and agrees that there has been no assignment or transfer, including, without limitation, by way of subrogation or operation of law or otherwise, to any person or entity whatsoever of claims released by that Party or of any other claim, right, demand, action or cause of action that the Parties may have had, have or might have arising out of the Dispute. Each Party, to the extent that Party breaches this representation or warranty, agrees to defend, to indemnify and to hold harmless any non-breaching Party to this Agreement from and against any and all claims, allegations, demands, liabilities, losses, obligations, promises, damages, costs, expenses (including, without limitation, attorneys' fees and costs of investigation), lawsuits, actions (in law, equity or otherwise), causes of action, rights and privileges actually incurred as a result of that breach.

IX.      GENERAL

         A. Full Integration. Except for the Indemnification Agreement and the Stockholders Agreement referred to above, and the Incentive and Nonqualified Stock Option Agreements to which DTS and Beard are parties, all of which shall remain in effect, this Separation Agreement is the final written expression and the complete and exclusive statement of all of the agreements, conditions, promises, representations and covenants between the Parties with respect to the subject matter of this Agreement, and replaces and supersedes all prior, former or contemporaneous agreements (including, but not limited to, the Employment Agreement, negotiations, understandings, representations, discussions or warranties between the Parties, their respective representatives, and any other person or entity, with respect to the subject matter of this Agreement. Any modification, alteration or amendment of this Agreement shall be non-binding, ineffective or invalid unless it is in writing, specifically refers to this Agreement and is signed by the Party to be charged with the modification, alteration or amendment or by a duly authorized representative of that Party.

         B. No Admissions. Each of the Parties expressly acknowledges and agrees that this Agreement represents a settlement of disputed claims and is not, in any respect, nor for any purpose, to be deemed or construed to be an admission or concession of any liability or wrongdoing by any Party whatsoever or of the existence of any claim. Furthermore, this Separation Agreement shall not be deemed to be for the benefit of, or to confer any rights of any kind or nature whatsoever upon, any third party (whether a person or entity) other than the Related Entities.

         C. Waiver And Severability. No waiver of any term, covenant or condition of this Separation Agreement shall be construed as a waiver of any other term, covenant or condition, nor shall any waiver of any default under this Separation Agreement be construed as a continuing waiver of any, term, condition or covenant or as a waiver of any other default. Furthermore, in the event any portion of this Agreement is found, judicially or otherwise, to be

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unlawful, void or, for any other reason, unenforceable, that provision shall be deemed severable from this Agreement and the invalidity or lack of enforceability shall not affect the validity and enforceability of the remaining portions of this Agreement.

         D. California Law Governs. This Separation Agreement shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of California. Any lawsuits filed to enforce any provision of this Agreement by any party hereto shall be filed in the Superior Court for the State of California, County of Los Angeles.

         E. Attorneys' Fees. Each of the Parties shall bear its own legal expenses and attorneys' fees. In the event any legal or governmental action or proceeding is commenced under or pursuant to any other terms and conditions of this Agreement, or to interpret or enforce the terms of or obligations arising out of this Agreement, or to recover damages for the breach of this Agreement, the Party prevailing in any such action or proceeding shall be entitled, in addition to any other relief awarded by the Court or other tribunal to recover from the other Party all reasonable attorneys' fees, costs and expenses incurred by the prevailing Party. In addition, the prevailing Party shall be entitled to recover from the non-prevailing Party post-judgment/award/order attorneys, fees incurred by the prevailing Party in enforcing a judgment, order or award against the non-prevailing Party. Notwithstanding anything in this Agreement to the contrary, the provisions of the preceding sentence are intended to be severable from the balance of the Agreement, shall survive any judgment rendered in connection with the aforesaid legal action, and shall not be merged into any such judgment, order or award.

         F. Counterparts, Copies, Faxed Signatures. This Separation Agreement may be executed in any number of counterparts by the Parties, and, when each Party has signed and delivered at least one counterpart to the other Parties, each counterpart shall be deemed an original and, taken together, shall constitute and be deemed to be one and the same Agreement, and shall be binding and effective as to all Parties. In addition, true and correct copies may be used in lieu of the original Agreement for any purpose whatsoever. Finally, faxed copies of the Agreement and faxed signature pages shall be binding and effective as to all Parties and may be used in lieu of the original Agreement, and, in particular, in lieu of original signatures, for any purpose whatsoever.

         G. Headings. The headings to the articles and paragraphs of this Agreement are inserted for convenience only and will not be deemed a part of this Agreement, nor will the headings affect the construction or interpretation of the provisions contained within this Agreement.

         H. Survival Of Warranties. All representations and warranties contained within this Agreement shall survive its execution, effectiveness and delivery. It is expressly understood and agreed by the Parties that none of the releases or covenants set forth within this Agreement are intended to or do release or affect any claims or rights specifically arising out of this Agreement or the breach of it.

         I. Further Instruments. The Parties shall execute and deliver further instruments, documents or papers and shall perform all acts necessary or proper to carry out and effectuate the

                                       9.

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terms of this Agreement as may be required by the terms of the Agreement or as may be reasonably requested by any Party to this Agreement.

         J. No Presumption From Drafting. This Agreement has been negotiated at arm's length between persons knowledgeable in the matters set forth within this Agreement. Accordingly, given that all Parties have had the opportunity to draft, review and/or edit the language of this Agreement, no presumption for or against any Party arising out of drafting all or any part of this Agreement will be applied in any action relating to, connected with or involving this Agreement. In particular, any rule of law, including, but not limited to, Section 1654 of the California Civil Code, or any other statutes, legal decisions, or common law principles of similar effect, that would require interpretation of any ambiguities in this Agreement against the party that has drafted it, is of no application and is hereby expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intentions of the Parties.

         K. Benefits Successors. Except as limited by the terms of this Agreement, this Separation Agreement shall be binding upon and shall inure to the benefit of each of the Parties to the Agreement and to their respective heirs, executors, administrators, assigns, successors-in-interest, representatives, trustees, beneficiaries and Related Entities.

         L. All Terms Are Contractual. Each term of this Separation Agreement is contractual and not merely a recital.

         M. Voluntary Execution of Agreement. Beard represents that he has carefully read this entire Separation Agreement and that he knows and understands its contents. Beard has had the opportunity to receive independent legal advice from attorneys of his choice with respect to the preparation, review and advisability of executing this Separation Agreement. Beard further represents and acknowledges that he has freely and voluntarily executed this Separation Agreement after independent investigation and without fraud, duress, or undue influence, with the full understanding of the legal and binding effect of this Separation Agreement. Beard thereby knowingly waives the twenty-one (21) day period under the Older Workers Benefits Protection Act to review this Separation Agreement with his attorney prior to signing.

         N. Right of Revocation. With respect only to claims arising under the Age Discrimination in Employment Act ("ADEA"), Beard has the right to revoke this Separation Agreement for any reason within seven (7) days after he signs it. To be effective, Beard's notice of revocation must be in writing and must be hand delivered or mailed to Dan Slusser, or his successor, Digital Theater Systems, Inc. 5171 Clareton Drive, Agoura Hills, California 91301, within the seven (7) day period. If mailed, the revocation must be postmarked within the seven (7) day period, properly addressed and sent by certified mail, return receipt requested. If hand-delivered, it must be given to Dan Slusser, or his successor, within the seven (7) day period.

         O. The "Effective Date" of this Agreement shall be the date on which it is unanimously approved by the DTS Board of Directors, other than Beard, and Beard agrees to sign the consent related thereto, and the execution of the Second Amendment to Stockholders Agreement by all parties necessary to make said Second Amendment effective. Both Beard and DTS agree to execute the said Second Amendment concurrently with the execution of this

                                      10.

Agreement. This Separation Agreement shall have no force or effect it if is not approved by the DTS Board of Directors on or prior to May 15, 2000, and if the Second Amendment to the Stockholders Agreement is not executed by all parties necessary to make it effective by June 1, 2000. DTS agrees to provide Beard with a copy of the DTS Board of Director's Resolutions approving this Separation Agreement, certified by the DTS Secretary to be true and correct, no later than May 15, 2000, and a copy of the Second Amendment to Stockholders Agreement showing said necessary signatures by June 1, 2000.

         IN WITNESS WHEREOF, the Parties to this Agreement have approved and executed this Separation Agreement on the dates set forth opposite their respective signatures.

         DATE: April 4, 2000           TERRY BEARD

                                           /s/ Terry Beard
                                       -----------------------------------------
                                       Terry Beard

         DATE: May 4th, 2000           DIGITAL THEATER SYSTEMS, INC.

                                       By: /s/ Daniel E. Slusser
                                           -------------------------------------
                                           Daniel E. Slusser
                                       Its: Vice Chairman and
                                            Chief Executive Officer

         DATE: April 4, 2000           NUOPTIX, INC.

                                       By: /s/ Terry Beard
                                           -------------------------------------
                                           Terry Beard, President

                                      11.